                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

         --------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): April 8, 2002
                                                       (April 4, 2002)

                           KNIGHT TRADING GROUP, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   DELAWARE                   001-14223          22-3689303
   ------------               ---------         ----------------
   (State or other           (Commission        (IRS Employer
   jurisdiction of           File Number)       Identification No.
   incorporation)

                 525 Washington Boulevard, Jersey City, NJ 07310
            --------------------------------------------------------
                 (Address of principal executive offices) (Zip Code)

                               (201) 222-9400
            (Registrant's telephone number, including area code)

                         Knight Trading Group, Inc.
                         Current Report on Form 8-K

Item 5.  Other Events

On April 4, 2002 the registrant announced that its Board of Directors approved a program to repurchase, from time to time, shares of the Company's outstanding Class A Common Stock up to a total amount of $35 million. The registrant may repurchase shares in the open market or through privately negotiated transactions, depending on prevailing market conditions, alternative use of capital and other factors. The registrant cautioned that there are no assurances that any repurchase may actually occur. Currently, the registrant has approximately 124 million shares of common stock outstanding.

Item 7. Financial Statements and Exhibits.

a.      Financial Statements

                                  Not required

b.     Pro forma Financial Information

                                  Not required

c.     Exhibits

                                  Not required

                                                 SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned's duly authorized signatory.

Dated: April 8, 2002

                                    KNIGHT TRADING GROUP, INC.

                                  By:  /s/ Michael T. Dorsey

                                       ------------------------
                                  Name:  Michael T. Dorsey

                                  Title: Senior Vice President, General Counsel

and Secretary